UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 13, 2006
POLYMEDICA CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	0-19842	04-3033368

(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

701 Edgewater Road, Suite 360
Wakefield, Massachusetts		01880

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone number, Including Area Code: (781) 486-8111
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02.	Unregistered Sales of Equity Securities.
Item 8.01.	Other Events
SIGNATURE
EXHIBIT INDEX

Ex-4.1 Indenture
Ex-4.2 Form of 1.0% Convertible Subordinated Note due September 15, 2011.
Ex-4.3 Registration Rights Agreement by and among Polymedica Corporation and the Initial Purchasers named therein, dated as of September 19, 2006.
Ex-10.1 Purchase Agreement by and among Polymedica Corporation and the Initial Purchasers named, therein dated as of September 13, 2006.
Ex-99.1 Press Release dated September 13, 2006.

Item 1.01. Entry into a Material Definitive Agreement.
On September 13, 2006, PolyMedica Corporation (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) under which it agreed to sell $150 million aggregate principal amount of 1.00% Convertible Subordinated Notes due September 15, 2011 (the “Notes”) to the initial purchasers named therein (collectively, the “Initial Purchasers”). The Purchase Agreement also granted the Initial Purchasers an option to purchase up to an additional $30 million aggregate principal amount of the Notes to cover over allotments. On September 13, 2006, the Initial Purchasers exercised the full $30 million option. The net proceeds from the offering, after deducting the Initial Purchasers’ discount and the estimated offering expenses payable by the Company, were approximately $174 million. A copy of the Purchase Agreement is attached as Exhibit 10.1and this description of the Purchase Agreement is a summary and is qualified in its entirety by the terms of the Purchase Agreement.
The closing of the sale of the Notes occurred on September 19, 2006. The Notes and the shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable in certain circumstances upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.
The Notes are governed by an indenture, dated as of September 19, 2006 (the “Indenture”), between the Company and LaSalle Bank National Association, as trustee (the “Trustee”). A copy of the Indenture is attached as Exhibit 4.1 and the descriptions of the Indenture and the Notes in this report are summaries and are qualified in their entirety by the terms of the Indenture and Notes, respectively.
The Initial Purchasers and their affiliates have engaged in, or may in the future engage in, investment banking, commercial banking, corporate trust, financial advisory services and other commercial dealings in the ordinary course of business with the Company. They have received customary fees and commissions for these transactions.
The Notes are convertible into cash and, if applicable, shares of Common Stock, based on a conversion rate of 20.8756 shares of Common Stock per $1,000 principal amount of notes (which is equal to a conversion price of approximately $47.9028 per share and is subject to adjustment) under the following circumstances: (1) during any calendar quarter commencing after September 19, 2006 (and only during such calendar quarter), if the closing sale price of the Common Stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the calendar quarter preceding the quarter in which the conversion occurs is more than 120% of the conversion price of the Notes on that last trading day (2) during the ten consecutive trading-day period following any five consecutive trading-day period in which the trading price for the Notes for each such trading day was less than 98% of the closing sale price of the Common Stock on such date multiplied by the then current conversion rate, (3) if we make certain significant distributions to holders of the Common Stock we enter into specified corporate transactions or the Common Stock ceases to be approved for listing on the Nasdaq Global Select Market and is not listed for trading on a U.S. national or regional securities exchange or any similar U.S. system of automated securities price dissemination or traded in the over-the-counter market. Upon conversion of the notes, holders will receive cash and shares of the Common Stock, if any, based on a daily conversion value (as described in the Indenture) calculated for each of the 25 trading days beginning on the third trading day immediately following the conversion date, except that for Notes surrendered for conversion after the thirtieth scheduled trading day prior to the maturity date and on or prior to the close of business on the business day immediately preceding maturity, holders will receive a cash payment equal to $1,000 on the maturity date and shares of our common stock, if any, calculated based on the 25 trading days beginning on the trading day following the maturity date.
The Notes bear interest at a rate of 1.00% per year payable semiannually in arrears in cash on March 15 and September 15 of each year, beginning on March 15, 2007. The Notes mature on September 15, 2011.
Holders who convert their Notes in connection with a change in control, as defined in the Indenture, may be entitled to a make-whole premium in the form of an increase in the conversion rate. Additionally, in the event of a change in control, the holders of the Notes may require the Company to purchase all or a portion of their Notes at a purchase price equal to 100% of the principal amount of Notes, plus accrued and unpaid interest, if any. However, if the acquirer has a class of common stock listed on NASDAQ or another national or regional securities exchange, the Company may elect to grant holders the right to receive the acquirer’s common stock upon any conversion rather than increasing the conversion rate.
The Notes are subordinated in payment of both principal and interest to all of the Company’s other existing and future senior unsecured indebtedness, including indebtedness under the Company’s senior credit facility. The Notes are also effectively subordinated in right of payment to all of the Company’s subsidiaries’ obligations (including secured and unsecured obligations) and are subordinated in right of payment to its secured obligations to the extent of the assets securing such obligation.
In connection with the sale of the Notes, the Company entered into a registration rights agreement, dated as of September 19, 2006, with the Initial Purchasers (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company has agreed to use its commercially reasonable efforts to cause to become effective within 180 days after the closing of the offering of the Notes, a shelf registration statement with respect to the resale of the Notes and the shares of Common Stock issuable upon conversion of the Notes. The Company agreed to use its commercially reasonable efforts to keep the shelf registration statement effective after its effective date until the earlier of (i) the sale pursuant to the shelf registration statement of all of the Notes and the Common Stock issuable upon conversion of the Notes, (ii)  the expiration of the holding period applicable to the Notes and Common Stock issuable upon conversion of the Notes held by non-affiliates of the Company under 144(k) under the Securities Act and (iii) the date on which all of the Notes and our Common Stock issued upon conversion of the Notes (i) cease to be outstanding or (ii) have been resold pursuant to Rule 144 under the Securities Act. The Company will be required to pay additional interest, subject to some limitations, to the holders of the Notes if it fails to comply with its obligation to register the Notes and the Common Stock issuable upon conversion of the Notes. A copy of the Registration Rights Agreement is attached as Exhibit 4.2 and this description is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.
In connection with the sale of the Notes, the Company entered into convertible note hedge transactions with respect to its Common Stock (the “Options”) with Deutsche Bank AG, London Branch and Bank of America, N.A. (the “Dealers”). The Options cover, subject to customary anti-dilution adjustments, the shares of Common Stock deliverable on the exercise of the Notes at a strike price of approximately $47.9028. The Company paid an aggregate amount of approximately $46.8 million of the proceeds from the sale of the Notes for the Options.
The Company also entered into separate warrant transactions whereby the Company sold to the Dealers warrants to acquire, subject to customary anti-dilution adjustments, approximately 3.75 million shares of Common Stock (the “Warrants”) at a strike price of approximately $67.23 per share of Common Stock. The Company received aggregate proceeds of approximately $20.7 million from the sale of the Warrants.
The Options and Warrants are separate contracts entered into by the Company with the Dealers, are not part of the terms of the Notes and will not affect the holders’ rights under the Notes. The Options are expected to offset potential dilution upon conversion of the Notes in the event that the market value per share of the Common Stock at the time of exercise is greater than the strike price of the Options, which is equal to the initial conversion price of the Notes and is subject to certain adjustments that correspond to adjustments to the conversion price of the Notes.
If the market value per share of the Common Stock at the time of conversion of the Notes is above the strike price of the Options, the Options entitle the Company to receive from the Dealers net shares of Common Stock, cash or a combination of shares of Common Stock and cash, depending on the consideration paid on the underlying Notes, based on the excess of the then current market price of the Common Stock over the strike price of the Options. Additionally, if the market price of the Common Stock at the time of exercise of the Warrants exceeds the strike price of the Warrants, the Company will owe the Dealers net shares of Common Stock or cash in an amount based on the excess of the then current market price of the Common Stock over the strike price of the Warrants.
The Warrants and the underlying Common Stock issuable upon exercise of the Warrants have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.
On September 13, 2006, the Company entered into an accelerated share repurchase arrangement to repurchase shares of Common Stock through a purchase agreement between the Company and Deutsche Bank Securities (“Deutsche”). The agreement allowed the Company to repurchase the shares immediately, while Deutsche will purchase an equivalent number of shares in the open market over time. The initial price per share was $42.02.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On September 19, 2006, the Company issued $180 million aggregate principal amount of the Notes, including the exercise in full by the Initial Purchasers of their option to purchase an additional $30 million aggregate principal amount of the Notes to cover over allotments. The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.
The Notes bear interest at a rate of 1.00% per year payable semiannually in arrears in cash on March 15 and September 15 of each year, beginning on March 15, 2007.
Holders who convert their Notes in connection with a change in control, as defined in the Indenture, may be entitled to a make-whole premium in the form of an increase in the conversion rate. Additionally, in the event of a change in control, the holders of the Notes may require the Company to purchase all or a portion of their Notes at a purchase price equal to 100% of the principal amount of Notes, plus accrued and unpaid interest, if any. However, if the acquirer has a class of common stock listed on NASDAQ or another national or regional securities exchange, the Company may elect to grant holders the right to receive the acquirer’s common stock upon any conversion rather than increasing the conversion rate.
The Notes and the underlying Common Stock issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.
Additional terms and conditions are contained in Item 1.01 and are incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
On September 13, 2006, the Company entered into a Purchase Agreement under which it agreed to sell $150 million aggregate principal amount of the Notes to the Initial Purchasers in a private placement pursuant to an exemption from the registration requirements of the Securities Act. The Purchase Agreement also granted the Initial Purchasers an option to purchase up to an additional $30 million aggregate principal amount of the Notes to cover over-allotments. On September 13, 2006, the Initial Purchasers exercised the full $30 million option. The net proceeds from the offering, after deducting the Initial Purchasers’ discount and the estimated offering expenses payable by the Company, were approximately $174 million. The Initial Purchasers received an aggregate commission of $5.4 million in connection with the offering of the Notes.
The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.
The Notes and the underlying Common Stock issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.
Also on September 13, 2006, the Company sold to the Dealers Warrants to acquire, subject to customary anti-dilution adjustments, approximately 3.75 million shares of Common Stock at a strike price of approximately $67.23 per share of Common Stock, in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Company received aggregate proceeds of approximately $20.7 million from the sale of the Warrants.
Additional information pertaining to the Notes and the Warrants is contained in Item 1.01 and is incorporated herein by reference.
Neither the Warrants nor the underlying Common Stock issuable upon conversion of the Warrants have been registered under the Securities Act and neither may be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.
Item 8.01. Other Events.
On September 13, 2006, the Company. issued the press release filed herewith as Exhibit 99.1 and incorporated by reference herein.

Exhibit Number	Description
4.1	Indenture by and between PolyMedica Corporation and LaSalle Bank National Association, as trustee dated as of September 19, 2006 (including form of Convertible Subordinated Note).
4.2	Form of 1.00% Convertible Subordinated Note due September 15, 2011
4.3	Registration Rights Agreement by and among PolyMedica Corporation and the other parties named therein dated as of September 19, 2006.
10.1	Purchase Agreement by and among PolyMedica Corporation and the Initial Purchasers named therein dated as of September 13, 2006.
99.1	Press Release dated September 13, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMEDICA CORPORATION

Date: September 19, 2006	By: /s/ Devin J. Anderson

Devin J. Anderson
General Counsel and Secretary

EXHIBIT INDEX
Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
4.1	Indenture by and between PolyMedica Corporation and LaSalle Bank National Association, as trustee dated as of September 19, 2006 (including form of Convertible Subordinated Note).
4.2	Form of Convertible Subordinated Note
4.3	Registration Rights Agreement by and among PolyMedica Corporation and the other parties named therein dated as of September 19, 2006.
10.1	Purchase Agreement by and among PolyMedica Corporation and the Initial Purchasers named therein dated as of September 13, 2006.
99.1	Press Release dated September 13, 2006.